Exhibit 10.67

2005 EMPLOYEE STOCK PURCHASE PLAN

-i-

KFX INC.

2005 EMPLOYEE STOCK PURCHASE PLAN

As Adopted By the Board of Directors on September 28, 2005

1.         PURPOSE.

            (a)        The purpose of the Employee Stock Purchase Plan (the “Plan”) is to provide a means by which employees of KFx Inc., a Delaware corporation (the “Company”) and its Affiliates may be given an opportunity to purchase stock of the Company.

            (b)        The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

            (c)        The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

            (d)        No rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve months after the date the Plan was adopted by the Board.

2.         DEFINITIONS.

            The following definitions shall apply for purposes of this Plan:

            (a)        “Affiliate” mean any parent corporation or subsidiary corporation of the Company, as those terms are defined in Code Sections 424(e) and (f), respectively.

            (b)        “Board” means the Board of Directors of the Company.

            (c)        “Code” means the Internal Revenue Code of 1986, as amended.  The following Code sections are referenced herein:

                        1.         Section 125, dealing with “cafeteria plans”.
                        2.         Section 401(k), dealing with cash or deferred profit sharing plans.
                        3.         Section 402(h), dealing with simplified employee pension plans.
                        4.         Section 403(b), dealing with tax sheltered annuities.
                        5.         Section 423, dealing with Employee Stock Purchase Plans.
                        6.         Section 424, providing certain definitions and special rules applicable to the Plan.

            (d)        “Committee” means a committee appointed by the Board in accordance with Section 3 of the Plan.

            (e)        “Common Stock” means the common stock of the Company subject to the Plan as described in Section 4(a) hereof.

            (f)         “Company” means KFx Inc., a Delaware corporation.

            (g)        “Disqualifying Disposition” means a sale or other disposition of stock purchased under this Plan which sale occurs (i) earlier than 2 years from the first date of the offering period in which the shares were purchased, or (ii) earlier than 1 year from the date the stock was purchased.

            (h)        “Earnings” shall mean an Employee’s regular salary or wages (including amounts thereof elected to be deferred by the Employee, which would otherwise have been paid, under any arrangement established by the Company that is intended to comply with Section 125, Section 401(k), Section 402(h) or Section 403(b) of the Code or that provides non-qualified deferred compensation), including overtime pay, but excluding bonuses, commissions, incentive pay, profit sharing, other remuneration paid directly to the Employee, the cost of employee benefits paid for by the Company or an Affiliate, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company or an Affiliate under any employee benefit plan, and similar items of compensation, or such other set of inclusions or exclusions as may be determined by the Board or the Committee.

            (i)         “Eligible Employee” means an Employee who meets the requirements set forth in Section 6 for eligibility to participate in a particular Offering.

            (j)         “Employee” means any person who is employed for purposes of Section 423(b)(4) of the Code by the Company or an Affiliate.

            (k)        “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

            (l)         “Exchange Act” means the Securities Exchange Act of 1934, as amended.

            (m)       “Fair Market Value” means the value of the Common Stock of the Company as defined in Section 7(c) of this Plan.

            (n)        “Offering” means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees.

            (o)        “Offering Date” means a date selected by the Board for an Offering to commence.

            (p)        “Offering Period,” means, with respect to a particular Offering, the period beginning with the Offering Date and ending with the Purchase Date, at the end of which there shall be purchased shares of Common Stock on behalf of Participants.

            (q)        “Participant” means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.

            (r)        “Plan” means this KFx Inc. 2005 Employee Stock Purchase Plan.

            (s)        “Purchase Date” has the meaning set forth in Section 7(c) of this Plan.

            (t)         “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

            (u)        “Securities Act” means the Securities Act of 1933, as amended.

            (v)        “Trading Day” has the meaning set forth in Section 7(c) of this Plan.

3.         ADMINISTRATION.

            (a)        The Plan shall be administered by the Compensation Committee (the “Committee”) appointed by the Board of Directors (the “Board”) of the Company.  The Committee shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

            (b)        The powers of the Committee shall include, without limitation, the following:

                        (i)         To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each Offering of such rights (which need not be identical).

                        (ii)        To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

                        (iii)       To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                        (iv)       Generally, to exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

                        (v)        To employ and compensate agents, third party administrators, accountants, brokers, custodians, attorneys-at-law, and other assistants and advisors deemed required for the proper administration of the Plan.

The Committee may delegate its authority to one or more members of the management team of the Company.

4.         SHARES SUBJECT TO THE PLAN.

            (a)        Subject to the provisions of Section 13 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate 100,000 shares of the Company’s common stock (the “Common Stock”), plus, in each calendar year after 2005, additional shares not exceeding one-quarter of 1% of the total outstanding shares of the Company as of the beginning of such calendar year. If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

            (b)        The stock subject to the Plan shall be authorized but unissued, registered shares.

5.         GRANT OF RIGHTS; OFFERING.

            Rights to purchase Common Stock of the Company under the Plan shall be granted to Eligible Employees (an “Offering”) on a date or dates (the “Offering Date(s)”) selected by the Board or the Committee. There will be an initial Offering Period (“Offering Period No. 1”) which shall commence on November 1, 2005 and shall end on June 30, 2006.  Subsequent Offering Periods will be each calendar month, beginning with the month of July, 2006.

6.         ELIGIBILITY.

            (a)        Each person employed by the Company or any Affiliate as of October 31, 2005 shall be eligible to participate in the Plan.  Each Employee of the Company or any Affiliate hired after such date shall be eligible to participate in an Offering under the Plan, if, on the Offering Date, such Employee has been in the employ of the Company or any Affiliate for a continuous period of one (1) year preceding such grant, customarily works more than twenty (20) hours per week, and (ii) is expected to work more than five (5) months per year.

            (b)        Notwithstanding any other provision of the Plan, no Employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subsection 6(b), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding rights and options shall be treated as stock owned by such Employee.

7.         RIGHTS; PURCHASE PRICE.

            (a)        On each Offering Date each Eligible Employee shall be granted the right to purchase up to the number of shares of Common Stock purchasable with the dollar amount or percentage (such amount or percentage not to exceed ten percent (10%)) of such Employee’s Earnings designated by the Employee for each pay period during the Offering Period. However, in November and December of Offering Period No. 1 only, the ten percent (10%) limit on such dollar amount or percentage shall be determined with reference to the Employee’s full 2005 Earnings, and may include amounts paid to the Company by the Employee for such purpose in addition to any payroll deductions elected by the Employee. Purchase rights granted with respect to an Offering shall be exercised and purchases of Common Stock carried out on the related Purchase Date (as defined below).

            (b)        Solely with respect to the Offering Period No. 1, the purchase price of stock acquired pursuant to rights granted under the Plan shall be the lesser of:

                        (i)         an amount equal to eighty-five percent (85%) of the Fair Market Value of the stock on November 1, 2005; or

                        (ii)        an amount equal to eighty-five percent (85%) of the Fair Market Value of the stock on June 30, 2006.

            (c)        With respect to all subsequent Offering Periods, the purchase price of stock acquired pursuant to rights granted under the Plan shall be an amount equal to 85% of the Fair Market Value of the stock on the Purchase Date.

For purposes hereof, the term “Purchase Date” shall mean the last Trading Day of the Offering Period. “Fair market value” shall mean the closing price of the shares of Common Stock on the American Stock Exchange on such date (rounded up where necessary to the nearest whole cent, or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and the lowest asked prices or between the high and low sales prices on such Trading Day or, if no sale of the shares of common Stock is reported for such Trading Day, on the next preceding day on which any sale shall have been reported).  “Trading Day” means a day on which the American Stock Exchange is open for trading.

            (d)        Notwithstanding any other provision of the Plan, no Employee may purchase in any one calendar year under the Plan and all other “employee stock purchase plans” of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, shares of Common Stock having an aggregate Fair Market Value which exceeds twenty-five thousand dollars ($25,000) (determined as of the first Trading Day of the Offering Period as to shares purchased during such period.

8.         PARTICIPATION; WITHDRAWAL; TERMINATION.

            (a)        An Eligible Employee may become a Participant in the Plan pursuant to an Offering by delivering an executed enrollment/change form reflecting the election to participate in the

Plan to the payroll department of the Company within the time specified in the Offering. Each such enrollment/change form shall authorize payroll deductions of up to the maximum percentage specified by the terms of this Plan. The payroll deductions made for each Participant shall be deposited in a separate, non-interest bearing account maintained for this purpose by the Company.

            (b)        During Offering Period No. 1 only, a Participant may, by delivering a completed enrollment/change form to the payroll department of the Company by the respective dates set forth below, elect to do any of the following: (i) withdraw from such Offering (enrollment/change form due by June 26, 2006), (ii) begin participating in such Offering despite having initially declined to do so (enrollment/change form due by May 26, 2006), or (iii) reduce (including to zero) or increase such payroll deductions (enrollment/change form due by May 26, 2006).  Such election will be effective as of the first day of the calendar month following such election.  Further, an Eligible Employee may begin such payroll deductions, by delivering to the Company a notice thereof in such form, and within such time, as the Company provides. Upon withdrawal from the Offering by a Participant, the Company shall, as elected by the Participant, either purchase Common Stock of the Company with the amounts accumulated prior to such withdrawal, or distribute to such Participant all or part of his or her accumulated payroll deductions under the Offering, without interest, and such Participant’s interest in that Offering shall be automatically terminated. A Participant’s withdrawal will have no effect upon such Participant’s eligibility to participate in subsequent Offerings under the Plan. The termination, modification and withdrawal rights provided for herein shall not apply to Offerings subsequent to Offering Period No. 1.

            (c)        Subsequent to Offering Period No. 1, an Employee who enrolls in an Offering shall be automatically re-enrolled in the next Offering unless the Employee elects to terminate participation in the Plan, effective as of the first day of a calendar month, by delivering an enrollment/change form reflecting such election to the payroll department of the Company at least five (5) days prior to such effective date.

            (d)        Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating Employee’s employment with the Company and any designated Affiliate, for any reason, including disability or death, or upon any authorized leave of absence, and the Company shall distribute to such terminated Employee or such Employee’s legal representatives, all of his or her accumulated payroll deductions under the Offering, without interest.

            (e)        No participating Employee may assign his or her rights to purchase shares of Common Stock under the Plan, whether voluntarily, by operation of law, or otherwise.

9.         EXERCISE.

            (a)        On each Purchase Date specified therefor in the relevant Offering, each Participant’s accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each Participant’s account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such Participant’s account for the purchase of shares under the next Offering under the Plan, unless such Participant elects not to participate in such next Offering, or is no longer eligible to be granted rights under the Plan, as provided in Section 6, in which case such amount shall be distributed to the Participant after such final Purchase Date, without interest. The Company shall retain the amount of payroll deductions or the lump-sum payment used to purchase shares of Common Stock as full payment for the shares of Common Stock and the shares of Common Stock shall then be fully paid and non-assessable.

            (b)        As soon as practicable after each Purchase Date, the Company shall deliver to a custodian selected by the Committee one or more certificates representing (or shall otherwise cause to be credited to the account of such custodian) the aggregate number of shares of stock with respect to which the purchase rights were exercised on such Purchase Date of all participating Employees hereunder.  Such custodian shall keep accurate records of the beneficial interests of each Participant in such shares by means of Participant accounts under the Plan, and shall provide each Participant with such periodic statements with respect thereto as may be directed by the Committee. Any cash dividends received with respect to an individual’s stock held by a custodian, broker or designated agent shall be applied as soon as practicable after receipt thereof to the purchase on the open market at prevailing market prices of additional shares of stock for such individual’s account, and such broker or agent shall adopt procedures facilitating the individual’s voting rights attributable to shares held by such broker or agent.  A Participant may, at any time and in such form and manner as established by the custodian, direct the custodian to deliver to the Participant all or part of the shares held by the custodian in his or her account or to sell such shares and deliver to the Participant the proceeds therefrom, less applicable expenses. Notwithstanding the foregoing, The Committee may establish procedures to permit tracking of Disqualifying Dispositions of such shares, and may require that custody of such shares be retained and any sale of such shares be made through such custodian until a sale of such shares would no longer constitute a Disqualifying Disposition. Subject to the foregoing, a Participant may, at any time and in such form and manner as established by the Committee, direct the custodian of the Common Stock to deliver to the Participant all or part of the shares held by such custodian in his or her account or to sell such shares and deliver to the Participant the proceeds therefrom, less applicable expenses.

            (c)        No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan.  The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10.       WITHHOLDING OF TAXES.

            The Employee shall be solely responsible for withholding and/or making deposits of any taxes imposed on ordinary compensation income or other gain realizes income in connection with a sale or other transfer of any shares of Common Stock acquired under the Plan. Any participating Employee who sells or otherwise transfers shares purchased under the Plan within two years after the beginning of the Offering Period in which the shares were purchased must within 30 days of such transfer notify the payroll department of the Company in writing of such transfer.

11.       USE OF PROCEEDS FROM STOCK.

            Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

12.       RIGHTS AS A STOCKHOLDER.

            A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the Participant’s shareholdings acquired upon exercise of rights under the Plan are recorded in the books of the Company.

13.       ADJUSTMENTS UPON CHANGES IN STOCK.

            (a)        If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall require an adjustment hereunder).

            (b)        In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then, as determined by the Board in its sole discretion (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) Participants’ accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the Participants’ rights under the ongoing Offering terminated.

14.       AMENDMENT OF THE PLAN.

            (a)        The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 13 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

                        (i)         Increase the number of shares reserved for rights under the Plan;

                        (ii)        Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”)); or

                        (iii)       Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

            (b)        Rights and obligations under any rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

15.       TERMINATION OR SUSPENSION OF THE PLAN.

            (a)        The Board in its discretion, may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated. In any event the Plan shall, without further action of the Board, terminate ten (10) years after the date of adoption of the Plan by the Board or, if earlier, at such time as all shares of Common Stock that may be made available for purchase under the Plan have been issued.

            (b)        Rights and obligations under any rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

16.       NO RIGHT TO CONTINUED EMPLOYMENT.

            Neither the Plan nor any right to purchase Common Stock under the Plan confers upon any Employee any right to continued employment with the Company or any of its participating Affiliates, nor will an Employee’s participation in the Plan restrict or interfere in any way with the right of the Company or any of its participating Affiliates to terminate the Employee’s employment at any time.

17.       EFFECTIVE DATE OF PLAN.

            The Plan shall become effective on the date of adoption by the Board, but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve months after the date the Plan is adopted by the Board.

            This Plan was duly adopted and approved by the Board of Directors of the Company on the 28th day of September, 2005.

KFx Inc.

By: /s/ William G. Laughlin
William G. Laughlin,
Senior Vice President,
Secretary and
General Counsel